Exhibit 10.1

AGREEMENT

AGREEMENT (“Agreement”), dated as of May 16, 2006, by and between New Plan Excel Realty Trust, Inc., a Maryland corporation (“Company”), and Steven F. Siegel (“Executive”).

RECITALS

A.    Executive is currently Executive Vice President, General Counsel and Secretary of the Company.

B.     The Company and Executive entered into an employment agreement dated as of September 25, 1998 (as amended and extended, the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, the term of the “Employment Period” under the Employment Agreement expires on December 31, 2006.

C.     The Company desires to extend the “Employment Period” under the Employment Agreement for a term of three (3) years (i.e., from January 1, 2007 through December 31, 2009) and otherwise on the same terms and conditions as the Employment Agreement (the “Siegel Employment Agreement Extension”).

D.     The Executive Compensation and Stock Option Committee of the Board of Directors of the Company by Unanimous Written Consent dated as of May 5, 2006 authorized and approved the Siegel Employment Agreement Extension.

AGREEMENT

IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree to modify the terms of the Employment Agreement as follows:

1.                                       The Employment Period under the Employment Agreement shall be extended for a term of three (3) years and accordingly shall expire on December 31, 2009, subject to the extension provisions contained in Paragraph 2 of the Employment Agreement.

2.                                           Except as herein provided, all of the terms and provisions of the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation

By:	/s/ Glenn J. Rufrano
Name:	Glenn J. Rufrano
Title:	Chief Executive Officer

STEVEN F. SIEGEL

/s/ Steven F. Siegel